ACACIA RESEARCH CORPORATION
               INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT is dated as of the (date) day of (month), 199_ by and between Acacia Research Corporation, a California corporation (the "Corporation") and (name) (the "Optionee").

                        W I T N E S S E T H

     WHEREAS, the Committee believes that the grant of an Option to the Optionee will promote the interests of the Corporation by inducing the Optionee to render faithful and efficient services to the Corporation; and

     WHEREAS, pursuant to the Acacia Research Corporation 1996 Stock Option Plan (the "Plan"), the Corporation has granted to the Optionee, effective as of the (date) day of (month), 199_ (the "Award Date"), an Incentive Stock Option (as defined in the Plan, "ISO") to purchase all or any part of (number) authorized but unissued Shares, par value, upon the terms and conditions set forth herein and in the Plan (the "Option"). [Only individuals who are employed as employees by the Corporation or a Subsidiary Corporation (as defined in the Plan) are eligible for Incentive Stock Options.]

     NOW, THEREFORE, in consideration of the [past and] prospective services [rendered and] to be rendered by the Optionee, and the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

     2. Grant of Option. This Incentive Stock Option agreement evidences the Corporation's grant to the Optionee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of (number) authorized but unissued Shares at the price of $ (price) per Share (the "Exercise Price"). [To qualify as an ISO: (i) for Optionees who are not ten percent stockholders, the Exercise Price must equal at least 100 percent of the Fair Market Value of a share on the Award Date; and (ii) for Optionees who are ten percent stockholders, the Exercise Price must equal at least 110 percent of the Fair Market Value of a Share on the Award Date.] The Corporation has granted the Option as a matter of separate inducement in connection with the Optionee's employment, and not in lieu of any salary or other compensation for the Optionee's services.

      3. Term. The Option shall expire on (date) (the "Expiration Date"). [For Optionees who are not ten percent stockholders, the term may not exceed 10 years from the Award Date. For Optionees who are ten percent stockholders, the term may not exceed 5 years from the Award Date.]

     4.  Character of Option.   The Option is an ISO.  However to the extent
that the aggregate Fair Market Value on the Award Date of Stock with respect to which this Option and any other ISOs are exercisable for the first time by the Optionee during any calendar year (under any stock option plans of the Corporation, Parent Corporation or a Subsidiary Corporation exceeds $100,000, such options shall be treated as Nonstatutory Options.

     5.  Vesting of Option.

[Alternative 1:  The option shall vest on (date).]

[Alternative 2: The Option shall vest in installments for a number of shares (subject to adjustment as provided in Section 13) as follows:

          Date of Vesting         Number of Shares (subject
          of Option               to adjustment) as to
          Installment             which Option vests

          date                    number
          date                    number
          date                    number
          date                    number]

     6.   Exercisability of Option.   No Options shall become exercisable
prior to six months after the Award Date. After such date, the Option (as to vested shares only) may be exercised in whole or in part, at the discretion of the Optionee, from time to time until its expiration or earlier termination. To the extent that the Optionee does not in any period purchase all or any part of the Shares to which the Optionee is entitled, the Optionee has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until the Option terminates or expires. Fractional Share interests shall be disregarded, but may be cumulated for purposes of determining how many Shares have been purchased at any time under the Option. No fewer then 1,000 Shares may be purchased at any time, unless the number purchased is the total number then available for purchase under the Option.

     7.  Method of Exercise of Option.

         (a) Written Notice. Each exercise of the Option shall be by written notice of exercise duly delivered to the Corporation, specifying the number of Shares with respect to which the Option is being exercised.

         (b) Payment. Such written notice must be accompanied by payment in full for the Shares to be purchased, and payment may take [one or a combination of] the following form [s]:

              [(i)] lawful money of the United States of America or a certified or bank cashier's check;

          [Optional: (ii) Shares, surrendered to the Corporation in good form for transfer, which have already been owned by the Optionee or a representative of the Optionee for more than six months. Such Shares shall be valued at their Fair Market Value as of the date when the new Shares are purchased under the Option;]

          [Optional: (iii) delivery (on a form prescribed by the Corporation) of an irrevocable direction to a securities broker approved by the Corporation to sell Shares and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the Exercise Price and any withholding taxes;]

          [Optional: (iv) a promissory note executed by the Optionee in favor the Corporation upon the following terms, and conditions: [insert key terms]. Such promissory note shall be secured by the Stock issuable upon exercise of the Option in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements):]

          [Optional: (iv) any other method of payment which the Committee, in its sole discretion, deems acceptable.]

         (c) Securities Laws. The written notice of exercise shall specify that the Shares are being acquired by the Optionee for investment only and not with a view to resale or distribution.

     8.  Withholding Taxes.  Upon the exercise of the Option, [Alternative 1:
[insert requirement for the satisfaction of any federal, state, local, or foreign withholding tax obligations arising in connection with the exercise of the Option, for example, specify that the Optionee shall provide cash payment of tax, allow for the deduction of tax, allow for a reduction in number of Shares or obtain a loan of the tax from the Corporation]/ Alternative 2: the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations arising in connection with the exercise of the Option.] The Optionee agrees that on disposition of Shares acquired by exercising the Option, the Optionee shall comply with all requirements of the Committee for satisfaction of any federal, state, local or foreign withholding tax obligations arising in connection with the disposition of the Shares.

     9. Effect of Termination of Employment. Should the Optionee cease to be an employee, [insert effect of termination of employment on the rights and benefits of the Option]

     [Optional: (i) Options shall cease to vest on the date of termination of Optionee's employment with the Corporation;]

     [Optional: (ii) except as provided in clause (iii) below, the Option may be exercised at any time within [one] year[s] after Employee's termination of employment (to the extent it was exercisable on such date):]

     [Optional: (iii) if Optionee's employment with the Corporation was terminated for cause (as determined by the Committee in its sole discretion), the Option and all rights hereunder, to the extent no previously exercised, shall terminate and become null and void at such time as Optionee ceases to be employed by the Corporation;]

     [Optional: (iv) if an Optionee dies while employed by the Corporation or during the period referred to in clause (ii) above, the Option shall expire [one] year[s] after the date of death. During the [one] year[s] period after the death of the Optionee, the Option may be exercised (to the extent it was exercisable as of the date of death or earlier termination of such Optionee's employment) by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution;]

     [Optional: (v) if an Optionee's employment by the Corporation was terminated as a result of a "permanent and total disability" within the meaning of Section 22(e) (3) of the Code, the Optionee or the Optionee's personal representative as an agent for the Optionee, shall have [one] year[s] from the date of termination of employment to exercise the Option (to the extent it was exercisable on such date).]

Nothing in this Section 9 shall be deemed to extend the term of the Option beyond the Expiration Date nor to limit the Corporation's ability to terminate the Option at an earlier date pursuant to the other provision of this Agreement and the Plan.

     10. Non-Transferability of Option. This Option and any other rights of the Optionee under this Agreement or the Plan are non-transferrable as provided in Section 6 of the Plan.

     11. No Rights as Shareholder. The Optionee, or a transferee of the Optionee, has no rights as a shareholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares.

     12. Modification, Extension and Assignation of Option. The Option may be modified, extended or assumed from time to time by the Committee within the limitations of and by the means specified in Section 10 of the Plan.

     13.  Adjustment of Option.

          (a) Generally. As provided in Section 9 of the Plan, the Committee may make adjustments to the number of Shares covered by the Option, the Exercise Price of the Option or any other
     Provision in this Agreement that the Committee deems necessary or advisable to adjust.

          (b) Reorganizations. In the event that the Corporation is a party to a merger or other reorganization, or in contemplation of such a merger or other reorganization, and to the extent that the Committee, in its sole discretion, so directs, the Corporation may:

              (i) terminate the Option paying the Optionee the difference between the Exercise Price and the consideration to be received by stockholders of the Corporation for "in-the-money" options and terminate all other options without payment;

              (ii) provide for assumption of the Option by the surviving corporation;

              (iii) if the Corporation is a surviving corporation, continue the Option; or

              (iv) take any action with respect to the Option that the Committee, in its sole discretion, deems necessary or advisable.


     14. Notices. Any notice to be given under the terms of this Agreement shall be in writing addressed to the Corporation at its principal office located at 12 South Raymond Avenue, Pasadena, CA 91105, to the attention of Kathryn King-Van Wie, and to the Optionee at the address given beneath the Optionee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

     15. Plan. The Option is subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the Plan. The Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference.

     16. Successors. Subject to the Plan, where the context permits, "Optionee" as used in this Incentive Stock Option Agreement shall include the Optionee's executor, administrator or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

     17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his or her hand.

                              ACACIA RESEARCH CORPORATION


                              By_________________________

                              Title______________________

                              OPTIONEE


                              ___________________________
                              (Signature)


                              ___________________________
                              (Print Name)


                              ___________________________
                              (Address)


                              ___________________________
                              (City, State, Zip Code)


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